NOTICE OF ANNUAL MEETING OF THE SHAREHOLDERS
                                TO BE HELD

                               July 30, 1998
                                    at
                     The Grand Floridian Beach Resort
                             Walt Disney World
                             Orlando, Florida


To The Shareholders:

NOTICE IS HEREBY GIVEN that the Annual Meeting of the shareholders of DCI Telecommunications, Inc. (the "Company") will be held at the Grand Floridian Beach Resort, Walt Disney World, Orlando, Florida on July 30, 1998 at 9:00 a.m. local time to hear a report on the condition of the Company from the Chief Executive Officer of the Company and to vote on the following proposals recommended by the Board of Directors for approval:

    (1) To elect five directors to serve until the next Annual Meeting of shareholders

    (2) To ratify the selection of Schnitzer & Kondub, Certified Public Accountants, as the Company's independent public accountants for the coming year

    (3) To transact such other business as may properly come before the meeting

The Board of Directors has fixed the close of business on June 11, 1998 as the record date for the determination of shareholders entitled to notice of and to vote at the meeting. Only holders of the Company's common stock at the close of business on the record date are entitled to vote at the meeting.

Adoption of the proposals will require the affirmative vote of a majority of the Common Stock voting on the proposal.

You are cordially invited to attend the meeting in person. However, whether you plan to attend or not, we urge you to complete, date, sign, and return the enclosed proxy promptly in order that as many shares as possible may be represented at the meeting.

A copy of the Company's Annual Report to Shareholders is enclosed.

                    BY ORDER OF THE BOARD OF DIRECTORS

                  _______________________________________
                        Joseph J. Murphy, President
                          Stratford, Connecticut
                               June 30, 1998

                          DCI Telecommunications
                              611 Access Road
                            Stratford, CT 06615


                      Annual Meeting - July 30, 1998

June 30, 1998

Dear Shareholder:

You are cordially invited to attend the Annual Meeting of shareholders of DCI Telecommunications, Inc. to be held on Thursday July 30, 1998 at 9:00 a.m., at the Grand Floridian Beach Resort, Walt Disney World, Orlando, Florida.

In addition to the specific matters to be voted on at the meeting, there will be a report on the Company's business and an opportunity for shareholders to ask questions. I hope you will be able to join us. If you are unable to attend, I strongly urge you to complete your enclosed proxy. Your vote is very important.


Sincerely,

Joseph J. Murphy
President

                       DCI Telecommunications, Inc.

            Proxy Statement for Annual Meeting of Shareholders
              Information concerning Solicitation and Voting

General

The enclosed Proxy is solicited on behalf of DCI Telecommunications, Inc. (the "Company")for use at the Annual Meeting of shareholders to be held Thursday, July 30, 1998 at 9:00a.m. local time for the purposes set forth herein and in accompanying Notice of Annual Meeting of shareholders. The Annual Meeting will be held at the Grand Floridian Beach Resort, Walt Disney World, Orlando, Florida.

These proxy solicitation materials are being mailed on or about July 10, 1998 together with the Company's Annual Report to all shareholders entitled to vote at the meeting.

Record Date and Principal Shareholders

Holders of record of Common Stock at the close of business on June 11, 1998 are entitled to notice of and to vote at the meeting. There are no other outstanding voting securities of the Company. At the record date,
19,770,793 shares of the Company's Common Stock were issued and outstanding. The following table sets forth, as of the most recent practical date (June 11, 1998), those persons known to the Company to be the beneficial owners of more than 5% of the Company's Common Stock:


                          Amount and Nature          Percent of
     Name              of Beneficial Ownership          Class

Joseph J. Murphy            2,771,836(1)                12.30%
Donald Gross                1,750,533                    8.85%
Stephen Gross               1,750,533                    8.85%
Whyteburg Limited           1,249,831                    6.32%

(1) Includes 572,727 shares which the beneficial owner and 469,090 shares which Grace Murphy, the beneficial owner's spouse, have the right to acquire pursuant to options which are exerciseable within sixty days.

Section 16(a) Reports

Section 16(a) of the Securities Exchange Act of 1934 (the "34 Act") requires the Company's officers and directors, and persons who own more than 10% of a registered class of the Company's equity securities, to file reports of ownership and changes in ownership with the Securities and Exchange Commission (the "SEC"). Officers, directors and greater than 10% shareholders are required by certain regulations to furnish the Company with copies of all Section 16(a) forms they file.

Based solely on its review of the copies of such forms received by it, the Company believes that during its most recent fiscal year or prior fiscal years, all filing requirements applicable to its officers, directors, and greater than 10% beneficial owners were complied with.

Revocability of Proxies

Any proxy given pursuant to this solicitation may be revoked by the person giving it at any time before its use by delivering to the Company a written notice of revocation or duly executed proxy bearing a later date or by attending the meeting and voting in person.

Voting and Solicitation

In accordance with the Company's by-laws, directors shall be elected by the affirmative vote a plurality of the votes cast in person or by proxy by the holders of shares entitled to vote in election at the Annual Meeting of shareholders, and the ratification of Schnitzer and Kondub as independent auditors shall be by the affirmative vote of the majority of the shares voting on the proposal in person or by proxy at the Annual Meeting; in each case, provided a quorum is present. Thus, abstentions and broker non-votes will not be included in vote totals and will have no effect on the outcome of the vote. No shareholder shall be entitled to cumulate votes.

The cost of soliciting proxies will be borne by the Company. Proxies may be solicited by certain of the Company's directors, officers and regular employees, without additional compensation, personally or by telephone, telegram or letter. Also, the Company has engaged Morrow & Co. to provide certain services in connection with the solicitation of the proxies.

Deadline for Receipt of Shareholder Proposals

Proposals of shareholders of the Company which are intended to be presented by such shareholders at next year's Annual Meeting must be received by the Company by no later than March 24, 1999 in order that they may be considered for inclusion in the proxy statement and form of proxy relating to that meeting.

                              PROPOSAL NO. 1
                   NOMINATIONS FOR ELECTION AS DIRECTORS

Nominees

A Board of five directors is to be elected at the meeting. Unless otherwise instructed, the proxy holders will vote the proxies received by them for the Company's five nominees named below. In the event that any nominee of the Company is unable or declines to serve as a director at the time of the Annual Meeting, the proxies will be voted for any nominee who shall be designated by the present Board of directors to fill the vacancy. The Company is not aware of any nominee who will be unable or decline to serve as a director. The term of office of each person elected as a director will continue until the next Annual Meeting of shareholders or until a successor has been elected and qualified.

The names of the nominees, and certain information about them, are set forth below.

                   Director     Amount and Nature          Percent of
    Name       Age  Since     of Beneficial Ownership(a)*      Class

John J. Adams  59   1995             253,840                    1.3%
Vice President Marketing DCI Telecommunications, Inc. In addition, Mr. Adams is Vice President for R&D Scientific Corp. and founder and President of Validation Services Corp. These companies are providers of computerized regulatory compliance devices and services to the pharmaceutical industry. Mr. Adams was previously President of Prevent Chemicals, Ltd., a publicly traded manufacturer of specialty chemicals.

Carter H. Hills 67  1995             187,167                   1.0%
Retired diplomat. Extensive experience in economic development and management planning under auspices of Department of State and major international organizations. Directed such programs in countries of Near East and Vietnam. Served as financial adviser and delegate for U.S. at key international conferences.

Joseph J. Murphy 59 1995           2,771,836                  12.3%
President and CEO of DCI Telecommunications. Prior to that he was executive vice president, member of the Board of Directors, and chief financial officer for Aquarion, a New York Stock Exchange Company. Formerly, he was an officer in the United States Marine Corps (1961-64), a member of Price Waterhouse and chief financial officer for Connecticut Energy Corp. He was a member of the Board of Directors of Boys/Girls Club of Bridgeport and served on the Economic advisory board for Fairfield University and Sudden Death Syndrome (SIDS) for Fairfield County. Presently, he is a member of the FBI/Marine Corps Association.

Larry Shatsoff  44  1995            526,545                    2.6%
Vice President and Chief Operations Officer of DCI Telecommunications. Within the past five years he has been vice president and chief operations officer for Alpha Products. Prior to that, he was executive vice president of Kalon Systems (a data processing services company), manager of information systems for Aquarion, a New York Stock Exchange Company. Expertise in required tariffs, telecommunications and computer systems software.

Lois S. Morris 47   1997             21,336                   .001%
Lois S. Morris is Chief Executive Officer of The Travel Source Limited. She has 25 years experience in the travel industry in direct sales, conference planning, incentive groups, special interest groups and direct marketing. Ms. Morris in on the Board of Directors of the Ocean State Business School, a member of the Town of Richmond, Rhode Island Economic Development commission and a volunteer for the Educational Mentor Program in Rhode Island.

All directors and executive
  officers as a group             4,439,359(a)                 19.9%

Notes:
(a) Included in shares owned above are shares which the beneficial  owner has the right to acquire from options within sixty days as follows: J. Murphy, 572,727 shares; L. Shatsoff, 454,545 shares; J. Adams, 224,090 shares; C. Hills, 152,272 shares

*  Shares beneficially owned directly or indirectly

The Board of directors urges shareholders to vote "FOR" each of the nominees for directors set forth above.

                              PROPOSAL NO. 2
         RATIFICATION OF SELECTION OF CERTIFIED PUBLIC ACCOUNTANTS

The Board of Directors of the Company has selected Schnitzer & Kondub, 550 Mamaroneck Avenue, Suite 102A, Harrison, NY 10528 as its independent public accountants for 1999. In accordance with a resolution of the Board of
Directors, this selection is being presented to shareholders for ratification at the Annual Meeting.

If the foregoing proposal is not approved by the shareholders or if, prior to the 1998 Meeting, Schnitzer & Kondub shall decline to act or otherwise become incapable of acting, or if its employment shall be otherwise discontinued by the Board of Directors, then the Board of Directors will appoint other independent public accountants whose employment for any period subsequent to the 1998 Annual Meeting will be subject to ratification by the shareholders at the meeting.

The Company has been advised that representatives of Schnitzer & Kondub will be present at the meeting with the opportunity to make a statement if they desire to do so and will be available to respond to appropriate questions. Schnitzer & Kondub audited the Company's financial statements for the years ended March 31, 1996, 1997 and 1998.

The Board of Directors recommends a vote "FOR" ratification of the selection of Schnitzer & Kondub as independent accountants.

Board Meetings and Committees

The Board of Directors of the Company held 14 meetings during the period April 1, 1997 to March 31, 1998. All of the then incumbent directors attended all such meetings except for Paul Bettencourt and Lois Morris. Mr. Bettencourt missed ten meetings and Ms. Morris missed three during the period which they were appointed a director.

In January, 1995 the Board of Directors established a Compensation Committee, a Nomination Committee and a Finance Committee. In July, 1997 an Executive Committee was formed. Larry Shatsoff, an executive officer of the Company, is chairman of the Compensation Committee, Joseph J. Murphy is the chairman of the Nomination and Executive Committees and the Finance Committee chairman is Carter H. Hills. All three committees met once during the year ended March 31, 1998.

Employment Agreements

The Company entered into an employment agreement dated as of June 10, 1998 with Joseph J. Murphy pursuant to which Mr. Murphy renders services to the Company as its President and Chief Executive Officer for an annual base salary of $150,000. The agreement carries a severance package worth a minimum of two years salary.

The Company also entered into an employment agreement dated June 10, 1998 with Larry Shatsoff pursuant to which Mr. Shatsoff renders services to the Company as its Vice President and Chief Operating Officer, for an annual base salary of $100,000. The agreement carries a severance package worth a minimum of two years salary.

The Company also entered into an employment agreement dated March 25, 1997 with Lois S. Morris pursuant to which Ms. Morris renders services to The Travel Source, a subsidiary of the Company, as its CEO, for an annual base salary of $39,000.

Executive Compensation and Compensation of Directors

The following tables set forth for the fiscal year ended March 31, 1998, certain information regarding the total remuneration paid and grants of options/SARs made to the chief executive officer and each of the executive officers of the Company and its subsidiaries and who received total cash compensation in excess of $100,000 during the period. These amounts reflect total cash compensation paid by the Company and its subsidiaries to these individuals during the fiscal years March 31, 1998, 1997, and 1996.

                        Summary Compensation Table

                                                 Long-Term Compensation
                                                Awards          Payouts
                                                Securities
                         Annual  Compensation   Underlying     All Other
Name and                 Salary  Other Annual   Options/SARs  Compensation
Principal Positions Year   ($)   Compensation       (#)           ($)
------------------- ---- ------- ------------   ------------  ------------
 Joseph J. Murphy   1996 100,000                     5,872
 President, CEO,    1997 100,000                   600,000
 Chairman and       1998 115,000                   172,727
  Director

           Aggregated Options /SAR Exercised in Last Fiscal Year
                       and FY-End Option/SAR Values
                                                       Value of
                                        Number of      Unexercised
                                        Unexercised    In-the-Money
                                        Options/SARs   Options/SARs at
                                        at FY-End (#)  FY-End ($)
         Shares Acquired   Value        Exercisable/   Exercisable/
  Name   on Exercise (#)  Realized ($)  Unexercisable  Unexercisable
-------- --------------   ------------  -------------  -------------
Joseph J.
   Murphy      -             -             772,727      $1,156,091

                   Option/SAR Grants in Last Fiscal Year

                               % of Total
                               Options/SARs           Exercise or
                 Options/SARs  Granted to Employees   Base
     Name        Granted (#)   in Fiscal Year         Price ($/Sh)   Exp Date
----------------  ---------    --------------------   ------------   --------
Joseph J. Murphy     72,727            4.7                $1.375      6/16/02
                    100,000           10.1                 $1.75      9/08/02

The Company's current policy is to pay outside directors (non-executive officers) who are not contractually entitled to be nominated to serve as directors, annual fees of 70 shares of Common Stock.

Other Matters

The Company knows of no other matters to be submitted to the meeting. If any other matters properly come before the meeting, it is the intention of the persons named in the enclosed proxy to vote the shares they represent as the Board of Directors may recommend.

It is important that your shares be represented at the meeting, regardless of the number of shares you hold. You are, therefore, urged to execute and return, at your earliest convenience, the accompanying proxy card in the stamped, self-addressed envelope which has been enclosed.

                    By Order of the Board of Directors

Dated: June 30, 1998